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                                  EXHIBIT 11.1

                               EARNINGS PER SHARE


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                          D.I.Y. HOME WAREHOUSE, INC.
                                   FORM 10-Q
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                  (Unaudited)

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

                                                            Three Months Ended                       Nine Months Ended
                                                            ------------------                       -----------------
                                                      September 27,      September 28,       September 27,       September 28,
                                                          1997               1996                1997                1996
                                                          ----               ----                ----                ----

Net income applicable to common shares                 $  882,708          $1,187,561          $2,762,344          $3,108,353
                                                       ==========          ==========          ==========          ==========

Weighted average common shares
  outstanding for the period                            7,633,859           7,625,125           7,633,812           7,625,375
Dilutive effect of exercise of stock
  options                                                      --                  --                  --                  --
                                                       ----------          ----------          ----------          ----------
Weighted average common shares, assuming
  issuance of the above securities                      7,633,859           7,625,125           7,633,812           7,625,375
                                                       ==========          ==========          ==========          ==========
Earnings per common share:
          Primary                                           $0.12               $0.16               $0.36               $0.41

          Fully diluted                                     $0.12               $0.16               $0.36               $0.41
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